UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 8, 2008
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51663	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02        Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Further to the review by the Securities and Exchange Commission (the "SEC") of the Transition Report on Form 10-KSB for the period ended July 31, 2007, as amended (the "Form 10-KSB"), of Uranium Energy Corp. (the "Company"), on May 7, 2008, the Board of Directors of the Company concluded that the Company's audited financial statements for the period ended July 31, 2007 and December 31, 2006 included in the Form 10-KSB, as well as the interim financial statements of the Company for the quarterly period ended January 31, 2008, should no longer be relied upon due to a re-evaluation of the accounting treatment relating to the Company's mineral property acquisition costs.

As a result, the Company will be restating these financial statements to correct its accounting treatment of its mineral property acquisition costs and, accordingly, the sale of common stock under the Company's Registration Statement on Form SB-2, and related prospectus dated June 15, 2007, have been suspended until the Company files a post-effective amendment to the registration statement to include the appropriate financial disclosure and the amended registration statement is declared effective by the SEC. In addition, the Company will be further amending the Form 10-KSB and amending its quarterly report on Form 10-QSB for the period ended January 31, 2008 to, among other things, include restated financial information pursuant to comments from the SEC.

At each reporting period the Company performed an impairment analysis of any capitalized acquisition costs of its mineral properties. As none of its properties contained proven and probable reserves that were independently quantified and valued, management assessed that future cash flows could not be determined and, accordingly, the Company wrote down the carrying value of the capitalized acquisition costs of its mineral properties as of the end of each reporting period.

All of the capitalized costs of mineral properties were acquisition costs that were accounted for as tangible assets pursuant to EITF 04-02, Whether Mineral Rights are Tangible or Intangible Assets. The allocation to tangible assets as a result of the acquisition included economic value beyond the acquired assets proven and probable reserves.

In carrying out its subsequent impairment tests, the Company did not consider data beyond proven and probable reserves and did not consider the information and data used in determining the initial capitalization of acquisition costs.

Pursuant to EITF 04-03, Mining Assets: Impairment and Business Combinations, the Company has reconsidered its impairment analysis and has now included the cash flows associated with value beyond proven and probable reserves in estimating future cash flows (both undiscounted and discounted) used for determining whether mining assets were impaired under SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company has re-evaluated the impairment analyses performed at each respective period using all historical information including value beyond proven and probable reserves and has determined the capitalized costs of mineral properties should not have been written off. As a result the Company will be restating its financial statements to reinstate certain of the capitalized acquisition costs and reflect the historical cost of the respective properties on its financial statements.

SECTION 8 - OTHER EVENTS

Item 8.01        Other Events.

In furtherance of the Company's previous disclosure by way of Current Report dated March 3, 2008, the Company advises that it has recently settled, for $13,000, a previously disclosed lawsuit for attorneys' fees filed in the United States District Court for the Eastern District of New York by David Lopez, as the attorney for Deborah Donoghue, an alleged owner of the Company's common stock. The plaintiff had sought attorneys fees of $33,000 in connection with a settlement the Company reached with Passport Management LLC under the provisions of Section 16(b) of the Securities Exchange Act of 1934. The settlement provides the Company with an assured outcome, and avoids litigation related expenses and distraction.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
Date: May 8, 2008.	s/s "Pat Obara" By: ______________________________ Name: Pat Obara Title: Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

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